                                                                      Exhibit 21

                            SIGNIFICANT SUBSIDIARIES

               NAME                                          JURISDICTION
            OF COMPANY                                     OF INCORPORATION
            ----------                                     ----------------
Beckman Coulter Australia Pty. Ltd.                             Australia
Beckman Coulter Canada Inc.                                     Canada
Beckman Coulter United Kingdom Ltd                              England
Beckman Coulter France S.A.                                     France
Beckman Coulter G.m.b.H.                                        Germany
Beckman Coulter Hong Kong Ltd.                                  Hong Kong
Beckman Coulter S.p.A.                                          Italy
Beckman Coulter K.K.                                            Japan
Beckman Coulter International S.A.                              Switzerland